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                                                Filed Pursuant to Rule 424(b)(3)
                                                   Registration Number 333-15937

                                                                     RULE 424(c)



                   HOMEPLEX MORTGAGE INVESTMENTS CORPORATION

SUPPLEMENT TO PROSPECTUS INCLUDED IN THE PROXY STATEMENT/PROSPECTUS dated November 13, 1996

         The attached Proxy Card will replace the prior Proxy Card sent in connection with the Annual Meeting of Stockholders of Homeplex Mortgage Investments Corporation to be held on December 18, 1996.



November 25, 1996
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                              FRONT OF PROXY CARD

                   HOMEPLEX MORTGAGE INVESTMENTS CORPORATION
                BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
           OF STOCKHOLDERS AT 8:00 A.M. WEDNESDAY, DECEMBER 18, 1996
                            THE WIGWAM RESORT HOTEL
                        LITCHFIELD PARK, ARIZONA  85340

         The undersigned stockholder of Homeplex Mortgage Investments Corporation (the "Company") hereby appoints Alan D. Hamberlin and Jay R. Hoffman or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof on the following proposals:

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 6.

         (1)     The Merger and related transactions, including the issuance of up to approximately 4,700,000 shares of
                 Homeplex's common stock

                          [ ]   FOR                   [ ]      AGAINST                     [ ]     ABSTAIN

         (2)     The Charter Amendment to amend the Articles of Incorporation of Homeplex

                          [ ]   FOR                   [ ]      AGAINST                     [ ]     ABSTAIN

         (3)     Election of William W. Cleverly, Steven J. Hilton and Alan D. Hamberlin as Class I Post Merger
                 Directors and Robert G. Sarver and C. Timothy White as Class II Post Merger Directors

                 FOR all nominees (except as                            WITHHOLD AUTHORITY
                 provided to the contrary below)   [ ]                  to vote for all nominees          [ ]

                 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
                 HERE):


                 --------------------------------------------------------------------------------------------------------

         (4)     Election of Alan D. Hamberlin, Jay R. Hoffman, Larry E. Cox, Mark A. McKinley and Gregory K. Norris as
                 Pre Merger Directors

                 FOR all nominees (except as                            WITHHOLD AUTHORITY
                 provided to the contrary below)   [ ]                  to vote for all nominees          [ ]

                 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
                 HERE):


                 --------------------------------------------------------------------------------------------------------

         (5)     Issuance of Hamberlin Stock Options to Alan D. Hamberlin in lieu of Hamberlin PSRs

                          [ ]   FOR                   [ ]      AGAINST                     [ ]     ABSTAIN

         (6)     The Stock Option Extension to amend the Stock Option Plan and related stock option agreements

                          [ ]   FOR                   [ ]      AGAINST                     [ ]     ABSTAIN

         (7)     In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournments thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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                               BACK OF PROXY CARD


                         (CONTINUED FROM REVERSE SIDE)


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED "FOR" THE PROPOSITIONS STATED. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (7). AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AS SET FORTH IN THE PROXY STATEMENT/PROSPECTUS.

         YOUR VOTE IS IMPORTANT. FAILURE TO VOTE IN PERSON OR BY PROXY IS EQUIVALENT TO A VOTE AGAINST ITEMS 1 AND 2 BEING SUBMITTED TO SHAREHOLDERS FOR THEIR CONSIDERATION AT THE ANNUAL MEETING.

         Receipt herewith of the Notice of Annual Meeting and Proxy Statement, dated November 13, 1996, is hereby acknowledged.

                                        PLEASE SIGN, DATE AND MAIL TODAY.



Signature(s)                                  (Date)
             --------------------------------        -------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.